As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3663	27-4332098
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1100 CommScope Place, SE

Hickory, NC 28602

(828) 324-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Frank B. Wyatt, II

Senior Vice President, General Counsel and Secretary

CommScope Holding Company, Inc.

1100 CommScope Place, SE

Hickory, NC 28602

(828) 324-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon Jason M. Licht Latham & Watkins LLP 555 Eleventh Street, NW Washington, DC 20004 (202) 637-2200	Arthur D. Robinson Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-196467

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $0.01 par value per share	2,875,000	$23.00	$66,125,000	$8,517

(1)	Includes shares of common stock that may be sold to cover the exercise of an option to purchase additional shares granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-196467) (the “Initial Registration Statement”), is hereby registered. The Registrant previously registered 17,250,000 shares of Common Stock with a proposed maximum aggregate offering price of $451,777,500 on the Initial Registration Statement, which was declared effective on June 12, 2014, and for which a filing fee of $58,189 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 2,875,000 shares of common stock, par value $0.01 per share, of CommScope Holding Company, Inc. The contents of the Registration Statement on Form S-1 (File No. 333-196467), which was initially filed on June 2, 2014, and which was declared effective by the Securities and Exchange Commission on June 12, 2014, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hickory, state of North Carolina, on June 12, 2014.

COMMSCOPE HOLDING COMPANY, INC.

By:	/s/ Marvin S. Edwards, Jr.
Marvin S. Edwards, Jr.
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Marvin S. Edwards, Jr. Marvin S. Edwards, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2014

/s/ Mark A. Olson Mark A. Olson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 12, 2014

/s/ Robert W. Granow	Senior Vice President and Corporate Controller (Principal Accounting Officer)	June 12, 2014
Robert W. Granow

* Frank M. Drendel	Director and Chairman of the Board	June 12, 2014

* Austin A. Adams	Director	June 12, 2014

* Marco De Benedetti	Director	June 12, 2014

* Peter J. Clare	Director	June 12, 2014

* Campbell R. Dyer	Director	June 12, 2014

* Stephen C. Gray	Director	June 12, 2014

* L. William Krause	Director	June 12, 2014

* Claudius E. Watts IV	Director	June 12, 2014

* Timothy T. Yates	Director	June 12, 2014

*By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of KPMG LLP

24.1**	Powers of Attorney (included in the Registrant’s Registration Statement on Form S-1 (File No. 333-196467) filed with the Commission on June 2, 2014)

**	Previously filed.